EXHIBIT 11

CTI Industries Corporation and Subsidiaries
Consolidated Earnings per Share

                                                      Quarter Ended March 31,
                                                      2004             2003
                                                  ------------    ------------
Basic
Average shares outstanding:
  Weighted average number of shares of
    common stock outstanding during the
    period                                           1,918,420       1,917,772
                                                  ============    ============

Net income (loss):
  Net income  (loss)                              $    371,901    $   (689,788)

  Amount for per share computation                $    371,901    $   (689,788)
                                                  ============    ============

  Per share amount                                $       0.19    $      (0.36)
                                                  ============    ============

Diluted
Average shares outstanding:
  Weighted average number of shares of
    common stock outstanding during the
    period                                           1,918,420       1,917,772
  Net additional shares assuming stock
    options and warrants exercised and
    proceeds used to purchase treasury
    stock                                              126,081              --
                                                  ------------    ------------
  Weighted average number of shares and
    equivalent shares of common stock
    outstanding during the period                    2,044,501       1,917,772
                                                  ============    ============

Net income:
  Net income (loss)                               $    371,901    $   (689,788)

  Amount for per share computation                $    371,901    $   (689,788)
                                                  ============    ============

  Per share amount                                $       0.18    $      (0.36)
                                                  ============    ============

See accompanying notes to consolidated unaudited statements